EXHIBIT 99.1



                                 INTRODUCTION TO
                          PRO FORMA UNAUDITED CONDENSED
                           FINANCIAL STATEMENTS OF ETI


The following pro forma condensed combined balance sheet as of October 31, 1996, reflects the disposition of the assets of ETI's wholly-owned subsidiary, Clean Green.

The following pro forma condensed combined statement of operations are presented to reflect the disposition of the assets of ETI's wholly-owned subsidiary, Clean Green, accounted for as sale of assets.

Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the statements. The pro forma statements do not purport to be indicative of future results of operations which may result from the disposition of the Clean Green subsidiary.